SCHEDULE 14A
                                   (Rule 14a-101)


                      INFORMATION REQUIRED IN PROXY STATEMENT

                              SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of 1934

File by the registrant           X

Filed by a party other than the registrant

Check the appropriate box:

        Preliminary proxy statement

  X     Definitive proxy statement

        Definitive additional materials

        Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           POLAROID CORPORATION
             (Name of Registrant as Specified in Its Charter)

                            RICHARD F. deLIMA
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     X     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
               14a-6(j)(2).
           $500 per each party to the controversy pursuant to Exchange Act
              Rule 14a-6(i)(3).
           Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
              and 0-11.
  (1)  Title of each class of securities to which transaction applies:

___________________________________________________________________________

  (2)  Aggregate number of securities to which tranactions applies:

___________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

___________________________________________________________________________

  (4)  Proposed maximum aggregate value of transaction:

____________________________________________________________________________

          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

_____________________________________________________________________________

  (2)  Form, schedule or registration statement no.:

_____________________________________________________________________________

  (3)  Filing party:

_____________________________________________________________________________

  (4)  Date Filed:

_____________________________________________________________________________

Polaroid
Corporation
Notice to
Polaroid Stock
Equity Plan
(ESOP) and
Polaroid Profit
Sharing Retirement
Plan Participants
and 1995 Proxy
Statement

Polaroid
Corporation

Notice of
1995 Annual
Meeting of
Stockholders
and Proxy
Statement

NOTICE OF ANNUAL MEETING


To the Stockholders:

    The Annual Meeting of Stockholders of Polaroid Corporation will be held at Alumnae Hall, Wellesley College, Wellesley, Massachusetts, on Tuesday, May 16, 1995, at 2:00 P.M. for the following purposes:

    1. To elect fourteen directors to serve until the next Annual Meeting of Stockholders.

    2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1995 -- recommended by the Board of Directors.

    3. To consider and act upon a stockholder proposal -- opposed by the Board of Directors.

    4. To conduct such other business as may properly come before the meeting.

    Stockholders of record at the close of business on March 17, 1995 are entitled to vote at the meeting.

By order of the Board of Directors.

/s/ Richard F. deLima

    Richard F. deLima
Vice President, Secretary and General Counsel
March 21, 1995


                            YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Polaroid Corporation
549 Technology Square
Cambridge, Massachusetts 02139




March 21, 1995


To Our Stockholders:

    You are cordially invited to attend the Company's 1995 Annual Meeting on Tuesday, May 16, 1995, in Wellesley, Massachusetts.

    The meeting will begin at 2:00 P.M. at Alumnae Hall, Wellesley College.

    The principal items of business will be the election of directors, ratification of the appointment of independent auditors and the consideration of a stockholder proposal. I will also report on the progress of the Company during the past year and answer stockholder questions.

    The vote of every stockholder is important. Please note that returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so. Your cooperation in signing, dating and returning your proxy promptly will be greatly appreciated.


Sincerely yours,

/s/ I. MacAllister Booth

    I. MacAllister Booth
Chairman, President and
  Chief Executive Officer

Polaroid Corporation
549 Technology Square
Cambridge, Massachusetts 02139


March 21, 1995

To Polaroid Employee Benefit Plan Participants:

    This booklet contains important information to assist you in voting as a participant in one or both of the Polaroid benefit plans under which shares of Polaroid stock are held in trust: the Polaroid Stock Equity Plan (the "ESOP") and the Polaroid Profit Sharing Retirement Plan. You should refer also to the Company's Annual Report for 1994 and the Voting Instructions card enclosed with this booklet.

    The Company's Annual Meeting will be held on Tuesday, May 16, 1995, for the following purposes:

    1. To elect fourteen directors to serve until the next Annual Meeting of Stockholders.

    2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1995 -- recommended by the Board of Directors.

    3. To consider and act upon a stockholder proposal -- opposed by the Board of Directors.

    4.  To conduct such other business as may properly come before the meeting.

    You have a right to instruct the Plan Trustee to vote your stock. These instructions are confidential, no one from Polaroid will know your decision. Subject to the Plan Trustee's responsibilities under the plans, your shares and fractions of shares will be voted in accordance with your instructions on the enclosed Voting Instructions card. If you do not send in your instructions, your shares will be voted in the same proportion as the shares of other participants from whom instructions are received. Unallocated ESOP shares will be voted in the same proportion as the voting of shares allocated to ESOP participants' accounts.

Sincerely  yours,

/s/ Richard F. deLima

    Richard F. deLima
Vice  President,  Secretary  and General Counsel

SO THAT YOUR STOCK MAY BE VOTED, PLEASE MARK, SIGN AND DATE THE ENCLOSED VOTING INSTRUCTIONS CARD AND RETURN IT IN THE ENVELOPE PROVIDED NOT LATER THAN MAY 9, 1995.

                             POLAROID CORPORATION
                               PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Polaroid Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on Tuesday, May 16, 1995, and any adjournment.

All holders of record of common stock of the Company as of the close of business on March 17, 1995, the record date, are entitled to vote at the meeting. As of that date, 45,408,352 shares of common stock of the Company were outstanding. Each share is entitled to one vote. A favorable vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is required for the approval of each of the proposals described in this Proxy Statement.

If a proxy is signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. Directors will be elected by a plurality of the votes cast for or against. In accordance with Delaware law, shares represented by a proxy marked for abstention on a proposal will be counted as represented at the meeting with respect to such proposal, but will not be voted for or against the proposal. (The effect of marking a proxy for abstention, however, is the same as marking it against the proposal.) Shares registered in the name of a broker will be counted as represented at the meeting only for the proposals as to which the broker's proxy gives voting directions.

At any time before a proxy is voted it may be revoked by the stockholder who submitted it. If a proxy is signed and returned without instructions as to one or more proposals, and the shares it represents are not registered in the name of a broker, the shares will be voted on those proposals in accordance with the recommendations of the Board of Directors.

For participants in the Company's Automatic Dividend Reinvestment Plan, proxies representing shares of common stock held of record will also represent shares held under that plan.

The approximate date on which this Proxy Statement and proxy are first being sent to stockholders is March 24, 1995.

ELECTION OF DIRECTORS
At the Annual Meeting, fourteen directors will be elected to hold office until the next Annual Meeting and until their respective successors are elected and qualify. All nominees have consented to be named in this Proxy Statement and to serve if elected.

All nominees except John W. Loose and Albin F. Moschner were elected directors at the last Annual Meeting.

The Company has agreed to use its best efforts to secure the election to the Board of Directors by the Company's stockholders of a nominee designated by Corporate Advisors, L.P. and satisfactory to the Board. The agreement terminates when specified affiliates beneficially own less than 1,500,000 shares of common stock and their voting power is less than 3% of the Company's then outstanding voting power. The agreement will terminate, in any event, on January 30, 1999. Mr. Pollack is the designated nominee.

The following information is submitted respecting the nominees for election:
-----------------




                          I.  MacAllister  Booth,  63, has been a director since
                          1983. He is Chairman,  President  and Chief  Executive
                          Officer  of the  Company.  He is  also a  director  of
                          Western Digital Corporation,  John Hancock Mutual Life
                          Insurance Company,  State Street Bank and State Street
-----------------         Holding Company.

-----------------






                          Yen-Tsai Feng, 72, has been a director since 1981. She
                          has been retired since July,  1990, prior to which she
-----------------         was the Roy E. Larsen Librarian of Harvard College.

-----------------




                          Ralph E. Gomory,  65, has been a director  since 1993.
                          He is President of the Alfred P. Sloan Foundation.  He
                          is also a director of Ashland Oil,  Inc.,  Bank of New
                          York, Lexmark International, Inc., and Washington Post
-----------------         Company.

-----------------


                          Frank S.  Jones,  66, has been a director  since 1973.
                          Since February  1992, he has been Professor  Emeritus,
                          and,  prior to that time,  was Ford Professor of Urban
                          Affairs of Massachusetts  Institute of Technology.  He
                          is  also a  director  of  CIGNA  Corporation,  Capital
                          Cities/ABC,   Inc.,  and  Scientific   Games  Holdings
-----------------         Corporation.

-----------------




                          John W. Loose,  53, has been a director since October,
                          1994. He is the Executive  Vice  President of Corning,
                          Incorporated,   and  President  and  Chief   Executive
                          Officer  of  Corning  Consumer   Products  Company  (a
-----------------         manufacturer of consumer products).

-----------------







                          James D. Mahoney,  60, has been a director since 1993.
-----------------         He is a Plant Engineering Manager of the Company.

-----------------




                          Albin  F.  Moschner,  42,  has been a  director  since
                          October,  1994. He is the President,  Chief  Operating
                          Officer   and  a   director   of  Zenith   Electronics
                          Corporation (an electronics manufacturer).  He is also
-----------------         a director of Pella Corporation.

-----------------




                          Henry Necarsulmer, 81, has been a director since 1967.
                          Since January 1990, he has been a consultant to Lehman
                          Brothers  Inc. (an  investment  banking firm) and from
                          January 1988 to January 1990 was an Advisory  Director
-----------------         of that firm.

-----------------



                          Kenneth H. Olsen,  69, has been a director since 1975.
                          He has been retired since October 1992.  Prior to that
                          time, he was the President,  Chief  Executive  Officer
                          and a director  of Digital  Equipment  Corporation  (a
                          manufacturer of computer and peripheral equipment). He
-----------------         is also a director of Ford Motor Company.

-----------------         Lester  Pollack,  61, has been a director  since 1989.
                          Since  June  1988,  he has  been the  Senior  Managing
                          Director  of  Corporate  Advisors,   L.P.  (investment
                          partnership).  Since June 1986,  he has been a general
                          partner  at Lazard  Freres & Co.  (investment  banking
                          firm)  and  the  Chief  Executive  Officer  of  Centre
                          Partners, L.P. (investment partnership).  He is also a
                          director of Continental  Cablevision,  Inc., Kaufman &
                          Broad  Home  Corporation,  Loews  Corporation,  Parlex
                          Corporation, Sphere Drake Holdings Limited, SunAmerica
-----------------         Inc. (formerly Broad Inc.), and Tidewater Inc.

-----------------





                          Charles P.  Slichter,  71,  has been a director  since
                          1975.  He is Center for  Advanced  Study  Professor of
                          Physics and Chemistry,  Loomis  Laboratory of Physics,
-----------------         University of Illinois.

-----------------         Ralph Z. Sorenson, 61, has been a director since 1984.
                          Since July 1993, he has been a Professor at University
                          of  Colorado.  From July 1992 to July 1993 he was Dean
                          of  the  College  of  Business  at the  University  of
                          Colorado,  and from September 1989 until July 1992, he
                          was an Adjunct  Professor at Harvard  Business School.
                          Prior to that time,  he was the Chairman of the Board,
                          President and Chief Executive  Officer of Barry Wright
                          Corporation.  He is also a  director  of  Eaton  Vance
                          Corporation,  Exabyte  Corporation,  Houghton  Mifflin
                          Company,  Sweetwater,  Inc.,  and Whole Foods  Market,
-----------------         Inc.

-----------------         Delbert C. Staley, 70, has been a director since 1989.
                          He has been retired since  October 1991.  From October
                          1989 until  October  1991,  he was the  Chairman and a
                          director of NYNEX International  Management Committee.
                          He  was  Chairman,   Chief  Executive  Officer  and  a
                          director  of NYNEX  Corporation  from  1983  until his
                          retirement in September 1989. He is also a director of
                          Allied-Signal, Inc., Ball Corporation, The Bank of New
                          York Company, Inc., The Bank of New York, John Hancock
                          Mutual Life Insurance  Company,  and Digital Equipment
-----------------         Corporation.

-----------------         Alfred M. Zeien,  65, has been a director  since 1985.
                          Since February 1991, he has been Chairman of the Board
                          and Chief Executive Officer of The Gillette Company (a
                          manufacturer  of consumer  products).  From January 1,
                          1991  to  February   1991,  he  was  President  and  a
                          director, and prior to that time, Vice Chairman of the
                          Board of The Gillette  Company.  He is also a director
                          of  Repligen  Corporation,  Massachusetts  Mutual Life
                          Insurance  Company,  Bank of Boston  Corporation,  and
-----------------         Raytheon Company.

BENEFICIAL OWNERSHIP OF SHARES
The following table sets forth certain information with respect to shares of common stock owned by beneficial owners of more than 5% of the outstanding common stock as of December 31, 1994 and, (i) the Chief Executive Officer and the four other most highly compensated executive officers of the Company; (ii) each director of the Company; and (iii) all directors and executive officers as a group as of January 23, 1995. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

                                                   Common Stock
                                                   Beneficially       Percent of
Name                                               Owned(1)(2)        Class
------------------------------------------------------------------------------
EXECUTIVE OFFICERS AND DIRECTORS
--------------------------------
I. MacAllister Booth                                  86,327              *
Enrico I. Ancona                                           0              *
Bruce B. Henry                                        29,401              *
Joseph R. Oldfield                                    30,282              *
William J. O'Neill, Jr.                               31,787              *
Yen-Tsai Feng                                          3,620              *
Ralph E. Gomory                                        1,750              *
Frank S. Jones                                         3,100              *
John W. Loose                                              0              *
James D. Mahoney                                       1,643              *
Albin F. Moschner                                          0              *
Henry Necarsulmer                                      7,000              *
Kenneth H. Olsen                                       5,000(3)           *
Lester Pollack                                         3,000(4)           *
Charles P. Slichter                                    3,200(5)           *
Ralph Z. Sorenson                                      3,200              *
Delbert C. Staley                                      3,200              *
Alfred M. Zeien                                        3,400              *
All directors and executive officers                 272,155              *
  as a group (24 persons)
FIVE PERCENT OWNERS
-------------------
NationsBank of Georgia, N.A.                       9,567,820(6)       20.8%
  600 Peachtree Street, NE
  7th Floor Plaza
  Atlanta, Georgia 30308
FMR Corp.                                          5,138,043(7)       11.2%
  82 Devonshire Street
  Boston, Massachusetts 02109
LFCP Corp. and Corporate Advisors, L.P.            4,307,687(8)        8.6%
  One Rockefeller Plaza
  New York, New York 10020
Waddell & Reed Investment Management Company       2,408,550(9)        5.2%
Waddell & Reed Asset Management Company
  6300 Lamar Avenue
  Shawnee Mission, Kansas 66202-4200
------------------------------------------------------------------------------
*Less than 1%
(1) The number of shares set forth opposite the name of each nominee or executive officer includes shares obtainable upon the exercise of stock options under the Polaroid Stock Incentive Plans or the Board of Directors Option Plan within 60 days of January 23, 1995 (the "Option Shares"): 74,605 for Mr. Booth, 25,140 for Mr. Henry, 0 for Mr. Mahoney, 25,715 for Mr. Oldfield, 27,025 for Mr. O'Neill, 3,000 for each of the other nominees (with the exception of Mr. Gomory who holds 750 options which are exercisable and Mr. Loose and Mr. Moschner whose options are not exercisable), and 232,214 for all directors and executive officers as a group.
(2) Includes allocated shares under the Polaroid Stock Equity Plan (the "ESOP") and shares under the Polaroid Profit Sharing Retirement Plan: 5,372 for Mr. Booth, 4,011 for Mr. Henry, 1,643 for Mr. Mahoney, 4,161 for Mr. Oldfield, 4,762 for Mr. O'Neill, and 32,935 for all directors and executive officers as a group.
(3) Includes 2,000 shares held in a revocable trust created by Mr. Olsen. Mr. Olsen does not have investment powers with respect to such shares.
(4) Does not include an aggregate of 4,307,687 shares of common stock (8.6%) (described in Note 8) as to which Mr. Pollack disclaims beneficial ownership.
(5) Includes 200 shares over which Dr. Slichter has shared investment powers.
(6) Includes 9,567,820 shares (20.8%) held by NationsBank of Georgia, N.A. ("NB-Georgia"), as Trustee for the ESOP, of which 6,573,608 shares have been allocated to the accounts of the ESOP participants and 2,994,212 shares are unallocated. NationsBank Corporation ("NationsBank"), the parent holding company of NB-Georgia, beneficially owns (directly and through subsidiaries) 9,607,687 shares (20.9%), which includes 9,567,820 ESOP shares. Of the 39,867 additional shares, NationsBank has sole voting power over 19,146 shares, shared voting power over 7,521 shares, sole dispositive power over 20,586 shares and shared dispositive power over 1,100 shares.
(7) FMR Corp. has sole voting power over 17,104 shares, shared voting power over 2,500 shares, sole dispositive power over 5,138,043 shares and shared dispositive power over 2,500 shares.
(8) The Company has received the following information: LFCP Corp. ("LFCP"), a subsidiary of Lazard Freres & Co. ("Lazard Freres"), is the general partner of Corporate Advisors, L.P. LFCP and Corporate Advisors, L.P. are referred to collectively as "Corporate Partners". Corporate Advisors, L.P. is the general partner of two limited partnerships, Corporate Partners, L/P. ("CP") and Corporate Offshore Partners, L.P. ("Offshore"). CP and Offshore are referred to collectively as the "Partnerships". Corporate Advisors also serves as investment manager over assets held in a certain custody account for the State Board of Administration of Florida (the "SBA"). The Partnerships and the SBA are referred to collectively as "Corporate Partners Affiliates". Giving effect to the conversion of all the Convertible Subordinated Debentures due 2001 (the "Subordinated Debentures") over which CP holds conversion rights, CP beneficially owns 3,635,350 shares of common stock (7.3%.) Through their control of Corporate Partners Affiliates, each of LFCP and Corporate Advisors may be deemed to own beneficially, 4,307,687 shares of common stock (8.6%) issuable upon exercise of rights to convert the Subordinated Debentures. Lester Pollack, a director of the Company, is Chairman, Treasurer and a director of LFCP, Senior Managing Director of CP and a general partner of Lazard Freres. Through those positions, Mr. Pollack may be deemed to control Corporate Partners and to be able to direct the voting and investment of common stock beneficially owned by Corporate
    Partners. Mr. Pollack disclaims beneficial ownership of such 4,307,687 shares of common stock.
(9) Waddell & Reed Investment Management Company has sole voting power over 1,539,500 shares and sole dispositive power over 1,539,500 shares. Waddell & Reed Asset Management Company has shared voting power over 869,050 shares and shared dispositive power over 869,050 shares.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Executive Committee is composed of I. MacAllister Booth (Chairman), Ralph Gomory, Henry Necarsulmer, Kenneth H. Olsen and Charles P. Slichter. The Executive Committee may, between meetings of the Board of Directors, exercise all the powers of the Board except as to matters for which Board action is specifically required by law.

The Audit Committee is composed of Henry Necarsulmer (Chairman), Yen-Tsai Feng, Ralph E. Gomory, Frank S. Jones, Albin F. Moschner, Ralph Z. Sorenson and Delbert C. Staley. The Audit Committee monitors, on behalf of the Board of Directors, the adequacy and effectiveness of the internal and external audit functions, the system of internal accounting controls, financial accounting and reporting, and the adequacy and effectiveness of systems for ensuring compliance with federal, state and local laws and regulations.

The Human Resources Committee is composed of Delbert C. Staley (Chairman), Frank
S. Jones, John W. Loose, Lester Pollack, Ralph Z. Sorenson and Alfred M. Zeien. The functions of the Committee include recommending to the Board of Directors the remuneration of the Company's officers and other senior personnel and proposals to adopt various employee benefit plans in which directors, officers and senior personnel are eligible to participate.

The Committee on Directors is composed of Alfred M. Zeien (Chairman), Kenneth H. Olsen, Lester Pollack, and Charles P. Slichter. The Committee recommends nominees to the Board of Directors.

The Committee of Outside Directors is composed solely of non-employee directors, Yen-Tsai Feng, Ralph E. Gomory, Frank S. Jones, John W. Loose, Albin F. Moschner, Henry Necarsulmer, Kenneth H. Olsen, Lester Pollack, Charles P.
Slichter, Ralph Z. Sorenson, Delbert C. Staley and Alfred M. Zeien. The Committee meets regularly to consider matters of corporate governance, including such matters suggested by any of its own members.

The recently formed Search Committee is composed of Delbert C. Staley (Chairman), I. MacAllister Booth, Frank S. Jones, Lester Pollack and Alfred M. Zeien. The Committee is responsible for finding and reviewing candidates for the position of Chief Executive Officer of the Company and making recommendations to the Board in those regards.

During 1994, the numbers of meetings of the Board of Directors and of the Executive Committee, Audit Committee, Human Resources Committee, Committee on Directors and Committee of Outside Directors were, respectively, 10, 1, 3, 5, 1 and 1. The average attendance of directors at meetings of the Board of Directors was 87%. All current directors attended 75% or more of the aggregate of the meetings of the Board and meetings of Committees of the Board on which they served, except Messrs. Pollack and Zeien, whose attendance was, respectively, 41% and 71%. Messrs. Loose and Moschner became members of the Board in October of 1994.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
Directors' fees are paid only to directors who are not employees. Each such director is paid a retainer of $18,000 per year and $1,250 for each Board or Committee meeting attended. Committee chairmen receive an additional $2,000 per year.

Pursuant to the terms of the Polaroid Board of Directors Stock Option Plan, a one-time grant of an option for 3,000 shares of common stock is made to each non-employee director on the later of the date the Plan was approved or the date the director joins the board. Options are valued at the fair market value on the date of grant.

The Polaroid Board of Directors Retirement Plan provides that each non-employee director who has served on the Board for at least five years receives, commencing in the year following the year in which his or her service as a director ends, an annual payment equal to the then annual retainer. Payments continue for a number of years equal to the number of years in which he or she served as a non-employee director prior to attaining age 73. The age limitation does not apply to any director who attained age 73 prior to January 1, 1990. No participant may receive annual payments under the Plan for more than 25 years.

BOARD PROPOSAL -- TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Subject to stockholder ratification, the Board of Directors has appointed KPMG Peat Marwick LLP as the independent auditors of the financial statements of the Company for 1995.

KPMG Peat Marwick LLP has performed audit and non-audit services for the Company for many years. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS BOARD PROPOSAL.

STOCKHOLDER PROPOSAL TO AMEND PROCEDURES FOR TABULATING VOTES ON PROPOSALS SUBMITTED AT STOCKHOLDERS' MEETINGS

The Company has been informed that Ms.  Charla  Scivally,  12 Arnold Circle (No.
4A), Cambridge, MA 02139-2212, the holder of 361 shares of common stock, intends to submit the resolution set forth below for adoption at the annual meeting.

    "RESOLVED: THE STOCKHOLDERS EMPHATICALLY URGE THE BOARD OF DIRECTORS TO AMEND THE BYLAWS BY ADDING VERBATIM THE FOLLOWING SECTION TO ARTICLE-II ("STOCKHOLDERS' MEETINGS"):"

                                    Section-10

    "Notwithstanding any other provision(s) of these bylaws to the contrary, this Section governs the effect of balloting with respect to ANY lawful proposal submitted in accordance with this Article for stock vote at any properly constituted annual stockholders" meeting, except when state or federal law or the articles of incorporation specially requires otherwise.

    Subject to the presence of a quorum, such a proposal shall be enacted if and only if the number of votes cast for the proposal exceeds the number of votes cast against it. Votes cast to abstain and broker non-votes shall not be tabulated either for or against the proposal."

The stockholder has submitted the following supporting statement:

    "(Note: The views expressed hereinafter represent my pondered personal opinion based upon thorough investigation extending over several years.)

    The Company implements the highly questionable (but unfortunately lawful) practice of counting stockholder votes to ABSTAIN as though they were votes AGAINST. Thus, when you check "ABSTAIN" on your proxy card you are really voting "AGAINST." (Company Management always mentions this confusing, counter-intuitive and inherently misleading practice within the proxy statement but has never disclosed it on the proxy card itself.)

    The practice systematically skews stockholder balloting against stockholder proposals and, thereby, tends to insulate Management from accountability to the stockholders. It has contributed to reducing stockholder voting at our annual meetings to a virtually meaningless ritualistic rubberstamp of Management's often self-serving agenda.

    This proposal mandates that abstaining votes shall have no effect and implements straight-forward majority rule in stockholders" votes at annual meetings.

    The Company's present practice decisively affected balloting on stockholder proposal "Item-3" at the 1992 annual stockholders' meeting. Item-3 proposed repeal of Management's beloved "poison pill" provisions. The stockholders cast the following votes: 20,601,946 votes FOR Item-3; 15,055,379 votes AGAINST; and 7,889,576 votes to ABSTAIN.

    At the 1992 meeting, Company secretary Richard deLima announced only that Item-3 had been defeated by 52.7% to 47.3% but declined to disclose the actual number of votes cast. Days later Management revealed that it had tabulated 7,889,576 votes to ABSTAIN as votes AGAINST Item-3 and had added those ABSTAIN votes to the 15,055,379 votes actually cast AGAINST to produce a computed total of 22,944,955 votes AGAINST versus only 20,601,946 votes FOR. Therefore, Management jubilantly proclaimed, Item-3 had been defeated.

    If the rule which I now propose had been effective, Item-3 would have been approved by 20,601,946 votes FOR versus 15,055,379 votes AGAINST and the 7,889,576 votes to ABSTAIN would have had no effect.

    Approval of this straight-forward proposal will without the slightest cost significantly increase Management's accountability to us and will additionally afford us a right heretofore denied us -- the right to adopt a neutral position with respect to any particular issue on the proxy card.

    Reinforce and enhance our rights as stockholders by voting FOR this proposal."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS RESOLUTION FOR THE FOLLOWING REASONS:

    The present method of counting votes utilized by the Company is in accordance with the laws of the State of Delaware, is set forth clearly in the Proxy Statement and is applicable to both Management proposals and stockholder proposals and, therefore, is impartial.

    Delaware law provides that, in all matters other than the election of directors, approval by stockholders requires "the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter" unless otherwise provided in the certificate of incorporation or by-laws. The effect of that provision is that a proxy marked "abstain" on any proposal is deemed to be present for purposes of a quorum on the proposal and is counted the same as a "no" vote since a majority of those present is required in order to approve the proposal. That method of counting votes applies to all proposals submitted to a stockholder vote, whether the proposal is made by a stockholder or by Management. Since the present method of counting votes is described in the Proxy Statement and is in accordance with Delaware law, it is clearly not "misleading" -- as asserted by Ms. Scivally.

    The Board does not believe there is any valid reason for adoption of Ms. Scivally's proposal. Her proposal, if approved by stockholders and adopted by the Board of Directors, would not give stockholders any rights or powers that they do not already have. Ms. Scivally's supporting statement is misleading in labeling the existing normal and legal method of counting votes as "confusing, counter-intuitive and inherently misleading". It is not true, as Ms. Scivally asserts, that this method of voting "skews stockholder balloting against stockholder proposals" -- the same method is utilized regardless of whether Management or the stockholder makes the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE RESOLUTION.

EXECUTIVE COMPENSATION

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMMITTEE PROCEDURES
The Human Resources Committee (the "Committee") of the Board of Directors acts as the compensation committee of the Company. The Committee makes recommendations to the Board of Directors on the Company's executive compensation policies, as well as the compensation to be paid to the Chief Executive Officer and the other executive officers of the Company. Based on the Committee's recommendations, the Board of Directors makes the final decisions on executive compensation. None of the members of the Committee is or has been an officer or employee of the Company or receives remuneration from the Company in any capacity other than as a director.

COMPENSATION PHILOSOPHY
The Company's executive compensation program is designed to enhance stockholder value, to support the implementation of the Company's business strategy and to improve both corporate and personal performance. The Committee strives to provide fair and competitive total compensation opportunities. The three key components of the Company's executive compensation program are (i) base salaries, (ii) annual bonuses, and (iii) long-term incentives, currently in the form of options to purchase common stock, which are designed to align the interest of management with those of the stockholders. The executive compensation program is structured to increase the proportion of risk-related incentives and long-term incentives at progressively higher management levels.

In examining its executive compensation program, the Company considers the compensation practices of a group of ten comparison companies in determining levels of base salary, and annual and long-term incentive compensation opportunities. This comparison group used by the Committee is engaged in diverse photographic, technological and consumer goods businesses. Half of these companies are included in the industry index used by the Company in the Performance Graph below. To provide a better basis for comparison, the Committee uses an average of the comparison group's compensation information. This average is calculated after having an independent consultant adjust the compensation information of each company in the group to reflect differences in sales volume.

COMPONENTS OF COMPENSATION
Base Salary. In establishing base salary ranges for executive officers other than the Chief Executive Officer, the Committee considers each executive officer's position relative to the Chief Executive Officer; the level of responsibility of the executive officer; the base salaries of similar executives in the Company's comparison group; and, the Company's assessment of the importance of the position to its overall objectives. Within a range, each salary is adjusted based on the individual's performance. The named executive officers salaries remain modestly below the average base salaries of executive officers in similar positions of the Company's comparison group.

The primary factor in determining the base salary range for the Chief Executive Officer is the salary range of the chief executive officers of the Company's comparison group. This was the primary reason the Committee recommended Mr. Booth's base salary be increased by approximately 10% from 1993 to 1994. Even with this increase Mr. Booth's base salary is somewhat below the base salary average for chief executive officers of the Company's comparison group.

Annual Bonus Awards. The Company's officers and key employees are eligible for annual cash bonuses pursuant to the Polaroid Executive Incentive Compensation Plan. The Board of Directors, upon recommendation of the Committee, establishes an internal operating profit target which is used to determine the Company's contribution under the plan, and a threshold profit target below which there is no general contribution, but rather only special distributions for significant individual achievement. If the internal operating profit target is reached, the bonuses to the Chief Executive Officer and the named executive officers would be comparable to the average annual bonuses paid by the Company's comparison group to officers in similar positions. If a contribution is made to this plan, the Chief Executive Officer's award is based exclusively on the plan formula. For the other executive officers and participants the actual award depends upon the participant's responsibilities in the Company, and personal performance during the year. In 1994, there were no awards to the executives named in the summary chart below, because the threshold profit target was not met.

Long-Term Incentives. Pursuant to the 1993 Polaroid Stock Incentive Plan, officers and key employees may receive incentive awards as determined by the Committee. In 1994, executive officers have received non-qualified stock options at the fair market price at the date of grant with related dividend equivalents pursuant to the Plan. Stock option awards provide incentives for executives to practice long-term strategic management, and rewards for improvement in stockholder value. The primary factors the Committee takes into account in making awards to the Chief Executive Officer and the other executive officers under the Stock Incentive Plan are (i) the officer's level of responsibility in the Company, (ii) the practices of the Company's comparison group, (iii) the likely value of the officer's contributions to the long-term growth of the Company, and (iv) restrictions on the number of shares to limit dilution. The Committee typically does not consider options already outstanding or previously awarded in making such decisions. The 1994 grants for Mr. Booth and the other named executive officers under this plan are set forth below in the table captioned "Option Grants in 1994". Upon exercise of these options, Mr. Booth and each plan participant will realize a gain if the market price of the common stock exceeds the exercise price of the options. This appreciation in the common stock would also benefit all of the Company's stockholders.

A second type of long-term incentive is provided through participation in the Company's Officers' Compensation Exchange Plan ("OCEP"). The Plan provides for two types of awards. Under the first type, officers receive a biannual allocation of units tied in value to the market price of the common stock in exchange for a mandatory 5% reduction in their base compensation. Each participant's allocation equals 50% of the stock which would have been allocated to the participant under the ESOP without regard to limitations imposed by the Internal Revenue Code of 1986 as amended from time to time ("Code"). The date of distribution is generally the date of retirement, termination of employment or August 31, 1998, whichever is earlier, unless the participant defers payment until retirement, but in any event not earlier than six months from the date of award. Under the second type, officers and key employees participate without consideration of reduction in base compensation for the exclusive purpose of receiving an allocation equal to the amount of stock that they would have been allocated under the ESOP if the Code imposed no limits on allocations. The distribution date for this type of award is the participant's termination date. All units are paid in cash based upon the fair market value of the common stock on the distribution date.

For the Chief Executive Officer, the value of the options granted, including the value of the accompanying dividend equivalents, and the OCEP units allocated are considerably below the value of the average long-term incentives awarded by the Company's comparison group. For the other named executive officers, the value of the Company's long-term incentive plans are somewhat below the value of the average long-term incentives awarded by the Company's comparison group to executives in similar positions.

The Committee has considered the impact of Section 162(m) of the Code, which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. Future options granted under the Stock Incentive Plan have been structured to be exempt from the deduction limit. The remaining current compensation structure is not likely to create compensation in excess of $1,000,000 for any of the specified officers.

Submitted by the Human Resources Committee:
        Delbert C. Staley, Chairman
        Frank S. Jones
        John W. Loose
        Lester Pollack
        Ralph Z. Sorenson
        Alfred M. Zeien

SUMMARY COMPENSATION TABLE
The following table sets forth all compensation earned in 1994, 1993 and 1992 by the Chief Executive Officer of the Company and the four other most highly compensated executive officers. The Company paid no compensation which would be reportable as "Long-Term Incentive Plan Payouts" and therefore no such column is shown in the table.

                                          Annual Compensation                   Long-Term
                              --------------------------------------------   ----------------
                                                                 Other                                All
                                                                 Annual            Stock             Other
Name and                         Salary          Bonus        Compensation        Options         Compensation
Position             Year          ($)          ($)<F1>          ($)<F2>            (#)              ($)<F3>
-------------------------------------------------------------------------------------------------------------
I.M. Booth            1994        577,506              0          99,225            40,000            73,939
Chairman,
President and         1993        525,507              0          72,828            40,000            69,526
Chief Executive
Officer               1992        500,004        207,233          49,497            35,540            61,202
-------------------------------------------------------------------------------------------------------------
E.I. Ancona           1994        157,293              0          86,250            25,000                 0
Executive Vice
President,
Electronic Imaging
-------------------------------------------------------------------------------------------------------------
B.B. Henry            1994        275,004              0          34,520            15,000            34,613
Executive Vice
President,            1993        257,640              0          24,978            15,000            34,046
High Resolution
Imaging               1992        233,427         73,038          16,404            12,160            27,983
-------------------------------------------------------------------------------------------------------------
J.R. Oldfield         1994        296,250              0          35,570            16,000            37,343
Executive Vice
President,            1993        268,935              0          25,542            15,000            35,611
Photographic
Imaging               1992        241,419         75,589          16,890            12,680            29,037
-------------------------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.    1994        275,004              0          36,136            15,000            40,032
Executive Vice
President,            1993        261,558              0          26,430            15,000            34,720
Chief Financial
Officer               1992        244,527         71,084          17,778            12,680            29,463
-------------------------------------------------------------------------------------------------------------

-----------
<F1> For 1994 and 1993,  there  was no annual  bonus  paid  under the  Executive
     Incentive Compensation Plan. The amounts shown for 1992 aggregate the amounts earned under that Plan and the final distribution under the 1991 Special Incentive Plan. The Special Incentive Plan provided employees incentive payments attributable to the amount received in 1991 in settlement of the patent infringement litigation between the Company and Eastman Kodak Company.
<F2> For 1994, the amount shown in this column include dividend equivalents paid under the OCEP and the Polaroid Stock Incentive Plans to each named executive, except Mr. Ancona. For Mr. Ancona, who was hired in May, 1994, this amount represents the amount that was paid as dividend equivalents for units granted under the 1993 Polaroid Stock Incentive Plan and a hiring bonus of $75,000. For 1993 and 1992, the amount shown includes dividend equivalents paid under the Polaroid Stock Incentive Plans.
<F3> The  amounts  shown in this  column  include  the value of shares of common stock allocated in the ESOP and the Profit Sharing Retirement Plan ("PSRP") and the value of units allocated to participants under the OCEP in the years shown. The value of the shares or units was calculated by using a year-end closing price of $32.50 per share of common stock for 1994, $33.50 for 1993 and $31.125 for 1992. For 1994, the amounts represent: $59,768 OCEP, $228 PSRP and $13,943 ESOP for Mr. Booth; $21,905 OCEP, $163 PSRP and $12,545 ESOP for Mr. Henry; $24,570 OCEP, $228 PSRP and $12,545 ESOP for Mr. Oldfield; and $21,905 OCEP, $293 PSRP and $12,545 ESOP for Mr. O'Neill. In 1994, this amount includes a seniority award of $5,289 for Mr. O'Neill, Jr. In 1993, for Mr. Booth this amount also includes a seniority award of $9,615. A seniority award is made to every employee on the tenth anniversary of employment and on each fifth anniversary thereafter.

OPTION GRANTS IN 1994
The following table sets forth information concerning stock options granted in 1994 under the 1993 Polaroid Stock Incentive Plan to the Chief Executive Officer and the four other most highly compensated executive officers.

                              Individual Grants
-------------------------------------------------------------------------------------------------------------------
                               Percent of
                             Total Options
                   Options     Granted to         Exercise or        Market Price                         Grant Date
                   Granted    Employees in        Base Price         on Grant Date       Expiration        Present
      Name           (#)      Fiscal Year           ($/Sh)              ($/Sh)              Date           Value $
-------------------------------------------------------------------------------------------------------------------
I.M. Booth         40,000         5.12               31.25               31.25            04-25-04         728,800
-------------------------------------------------------------------------------------------------------------------
E.I. Ancona        25,000         3.20               31.125              31.125           05-26-04         453,750
-------------------------------------------------------------------------------------------------------------------
B.B. Henry         15,000         1.92               31.25               31.25            04-25-04         273,300
-------------------------------------------------------------------------------------------------------------------
J.R. Oldfield      16,000         2.05               31.25               31.25            04-25-04         291,520
-------------------------------------------------------------------------------------------------------------------
W.J. O'Neill, Jr.  15,000         1.92               31.25               31.25            04-25-04         273,300
-------------------------------------------------------------------------------------------------------------------

(1) All grants (i) were made at the fair market value of the stock on the date of the grant; (ii) vest 25% per year beginning one year following the grant date; (iii) will terminate ten years from the grant date, or earlier if there is a separation of service (including termination, retirement, death);
    (iv) cease vesting when an officer's employment terminates; and (v) accelerate to full vesting upon a change in control or retirement after specified years of service. Dividend equivalents identical in both timing and value to the dividends paid to stockholders on common stock are paid on outstanding options under the Plan. Common stock dividends have been $0.15 per quarter since 1987.
(2) The Options are valued using the Black-Scholes option pricing model. The estimated values under the Black-Scholes model are based on various assumptions regarding variables such as stock price volatility, future dividend yield and interest rates. In calculating the grant date present values set forth in the table above (i) a factor of 25.65% has been assigned to the volatility of the common stock, based on daily stock market quotations for the 12 months preceding the date of grant; (ii) the yield on the common stock has been set at 1.92% based upon its annual dividend rate of $0.60 per share at date of grant; (iii) the dividend equivalent feature has been valued by taking the present value of the dividends which would be paid over time assuming a constant dividend yield; (iv) the risk-free rate of return has been fixed at 6.97%, the rate for a ten-year U.S. Treasury Note with a maturity date corresponding to that of the option term; and (v) the actual option term to the expiration date has been used. The actual value that an executive may realize, if any, will depend on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive will equal or approximate the value estimated by the Black-Scholes model.

AGGREGATED  OPTION  EXERCISES  IN 1994  AND  1994  YEAR-END  OPTION  VALUES

The following chart shows the number of shares obtained by stock option exercise in 1994 and the number of shares covered by both "exercisable" (vested) and "unexercisable" (unvested) stock options as of December 31, 1994. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such stock options and the year-end price of the common stock of $32.50.

                     Shares                               Number of                      Value of Unexercised
                    Acquired                         Unexercised Options                 In-the-money Options
                       on          Value                at 12/31/94(#)                    at 12/31/94 ($)<F1>
                    Exercise      Realized    ----------------------------------  --------------------------------
      Name            (#)           ($)         Exercisable      Unexercisable      Exercisable      Unexercisable
------------------------------------------------------------------------------------------------------------------
I.M. Booth             0             0            74,605            96,775            350,830           259,499
------------------------------------------------------------------------------------------------------------------
E.I. Ancona            0             0                 0            25,000                  0            34,375
------------------------------------------------------------------------------------------------------------------
B.B. Henry             0             0            25,140            35,240            115,949            89,287
------------------------------------------------------------------------------------------------------------------
J.R. Oldfield          0             0            25,715            36,605            120,394            93,275
------------------------------------------------------------------------------------------------------------------
W.J. O'Neill, Jr.      0             0            27,025            35,775            124,537            93,406
------------------------------------------------------------------------------------------------------------------

---------
<F1> Aggregate  fair market value  underlying  unexercised  options at year end, less the exercise price.

PENSION PLAN TABLE
The Polaroid Pension Plan is a defined benefit plan qualified under the rules of the Code which provides a pension benefit to all eligible employees, including officers. To the extent that any participant's benefit exceeds limitations imposed by the Code, the excess benefits are paid out of unfunded supplementary plans. The following Table provides the aggregate annual pension benefit that would be payable under all these plans to a participant at age 65 in the form of a straight life annuity based on the Final Average Compensation and benefit accrual as of December 31, 1994, before the deduction for Social Security. Final Average Compensation is a participant's average annual compensation for the five consecutive highest compensation years in the participant's last 10 years of employment. For this purpose, 1994 Compensation for the named executive officers includes the salary amount which is shown in the "Salary" column of the Summary Compensation Table uplifted by 1.12674.

    Final                              Years of Service
   Average      --------------------------------------------------------------
    Pay($)          15           20           25           30           35
------------------------------------------------------------------------------
   150,000         40,725       54,300       67,875       81,450      81,450
------------------------------------------------------------------------------
   175,000         47,513       63,350       79,188       95,025      95,025
------------------------------------------------------------------------------
   200,000         54,300       72,400       90,500      108,600     108,600
------------------------------------------------------------------------------
   225,000         61,088       81,450      101,813      122,175     122,175
------------------------------------------------------------------------------
   250,000         67,875       90,500      113,125      135,750     135,750
------------------------------------------------------------------------------
   300,000         81,450      108,600      135,750      162,900     162,900
------------------------------------------------------------------------------
   350,000         95,025      126,700      158,375      190,050     190,050
------------------------------------------------------------------------------
   400,000        108,600      144,800      181,000      217,200     217,200
------------------------------------------------------------------------------
   450,000        122,175      162,900      203,625      244,350     244,350
------------------------------------------------------------------------------
   500,000        135,750      181,000      226,250      271,500     271,500
------------------------------------------------------------------------------
   550,000        149,325      199,100      248,875      298,650     298,650
------------------------------------------------------------------------------
   600,000        162,900      217,200      271,500      325,800     325,800
------------------------------------------------------------------------------
   650,000        176,475      235,300      294,125      352,950     352,950
------------------------------------------------------------------------------
The following table sets forth the current compensation as defined in the Pension Plan and credited years of service of the Chief Executive Officer and the other named executive officers.
     Name        Pension Plan Compensation($)          Credited Years of Service
------------------------------------------------------------------------------
I.M. Booth                570,401                                 23.0
------------------------------------------------------------------------------
E.I. Ancona(1)            213,619                                 15.6
------------------------------------------------------------------------------
B.B. Henry                265,245                                 23.0
------------------------------------------------------------------------------
J.R. Oldfield             276,134                                 23.0
------------------------------------------------------------------------------
W.J. O'Neill, Jr.         281,399                                 23.0
------------------------------------------------------------------------------
(1) Mr. Ancona has received a supplemental executive retirement plan which grants him the full pension benefits as if he were vested in the Polaroid Pension Plan for fifteen years, offset by the pension benefits he will receive from another employer. For 1994, this results in a straight life annuity benefit at age 65 of approximately $9,000.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934 -- FORM 4 REPORTING OBLIGATION
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than ten percent (10%) of any class of the Company's equity securities ("Reporting Persons") to file certain reports concerning their beneficial ownership of the Company's equity securities. The Company believes that during 1994 all Reporting Persons complied with their Section 16(a) filing obligations except James A. Ionson, Vice President and Director of Research at the Company, who failed to file one Form 4 which would have disclosed that on August 8, 1994, he exercised two option grants and simultaneously sold the 5,215 shares which he acquired from the exercise.

THE POLAROID EXTENDED SEVERANCE PLAN
The Extended Severance Plan is established for all employees of the Company who may be adversely affected following a change in control of the Company. The Extended Severance Plan becomes operative when there is a change in control of the Company or after the acquisition by a person or a group of 30% or more of the Company's stock. The Extended Severance Plan also becomes operative upon the occurrence of certain events after the acquisition by a person or a group of 20% or more of the Company's stock.

A participant in the Extended Severance Plan is entitled to receive a severance payment under the Extended Severance Plan. This payment will be made in lieu of a normal severance payment, if, within two years of the Extended Severance Plan becoming operative, his or her employment is terminated for any reason by the Company, except for serious or willful misconduct, or if he or she voluntarily leaves the Company after the occurrence of certain defined events which adversely affect the participant. This severance payment will be the greater of
(i) twice the highest amount provided under any Company lay off or severance plan; (ii) one-twelfth of one month's Compensation for each month of service; or
(iii) six months' Compensation. However, this severance payment may not exceed thirty months of Compensation. For purposes of the Extended Severance Plan, Compensation includes base pay, shift and overtime premiums and cash bonuses (except for payments under long-term incentive plans). A participant who receives a severance payment under the Extended Severance Plan has the right to continue to receive certain Company welfare benefits, such as medical, dental and life insurance coverage.

EMPLOYMENT AGREEMENT WITH MR. ANCONA
In May, 1994, the Company entered into an employment agreement with Mr. Ancona. Under this agreement Mr. Ancona will receive a lump sum hiring bonus; a pension supplement described above; and, a severance agreement which provides 24 months pay during the initial 60 months of employment, and 12 months pay thereafter, if he is terminated for reasons other than deliberate or gross misconduct or resigns due to a significant reduction in responsibilities or a reduction in benefits, plus, the benefits he would be entitled to receive under the Polaroid Extended Severance Plan.

RETIREMENT AND SEVERANCE AGREEMENT WITH MR. HENRY
Mr. Henry intends to retire during the 1995 Company-wide severance and early retirement programs. Under these programs, Mr. Henry will receive: (i) a severance payment of $310,752; (ii) an annual bonus, if awarded, with respect to 1995, prorated based on the time worked in 1995; (iii) full vesting of all options granted prior to retirement; (iv) an unreduced pension.

PERFORMANCE GRAPH

The following graph compares the Company's cumulative total shareholder return (including dividends) over the last five fiscal years with the S&P 500 Index and a peer group index comprised of the Fortune 500 Scientific, Photographic, and Control Equipment Index (for 1994: 3M, Ametek, Bausch & Lomb, Baxter International, Beckman Instruments, Becton Dickinson, C. R. Bard, Eastman Kodak, EG&G, Honeywell, Johnson Controls, Kendall International (return calculated through September, 1994), Medtronic, Pall, Perkin-Elmer, Tektronix, Thermo Electron, United States Surgical, Varian Associates and Xerox.

                           COMPARISON OF FIVE-YEAR
                   CUMULATIVE TOTAL SHAREHOLDER RETURN (1)

--------------------------------------------------------------------------------
                    Dec-89      Dec-90     Dec-91    Dec-92    Dec-93    Dec-94
--------------------------------------------------------------------------------
Polaroid             $100        $ 52      $ 61      $ 72       $ 79      $ 78
S&P 500(R)           $100        $ 97      $126      $136       $150      $152
Fortune 500          $100        $107      $152      $151       $161      $174
--------------------------------------------------------------------------------

(1) Assumes that the value of the investment in the Company's common stock and in each index was $100 on December 31, 1989 and that all dividends were reinvested.

OTHER MATTERS
The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some officers and regular employees of the Company may solicit proxies personally or by telephone or by telegraph. The Company has engaged Georgeson & Co. Inc. to assist in proxy solicitation at a cost of $15,000 plus out-of-pocket expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's stock.

Nominations to the Board of Directors by Stockholders must be made in accordance with the information and timely notice requirements of the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company. Such nominations must be in writing. For consideration at an annual meeting, such nominations must be received by the Secretary of the Company not later than 90 days in advance of such meeting.

Stockholder proposals intended for presentation at the 1996 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy not later than December 1, 1995.

By order of the Board of Directors.




Richard F. deLima
Vice President, Secretary and General Counsel

March 21, 1995

             ANNUAL MEETING OF STOCKHOLDERS OF POLAROID CORPORATION ALUMNAE HALL, WELLESLEY COLLEGE, WELLESLEY, MASSACHUSETTS



 [MAP SHOWING WAY TO ALUMNAE HALL, WELLESLEY COLLEGE, WELLESLEY, MASSACHUSETTS]


PRINTED  ON PAPER MADE OF 50%  RECYCLED  FIBERS,  OF WHICH 10% IS  POST-CONSUMER
WASTE.